INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No's. 333-44827 and 333-63079 of NetSpeak Corporation on Form S-8 of our report dated February 4, 1999, appearing in this Annual Report on Form 10-K of NetSpeak Corporation for the year ended December 31, 1998.

DELOITTE & TOUCHE LLP

Certified Public Accountants
Fort Lauderdale, Florida
March 31, 1999